Exhibit 99.1

Dear Brooklyn Immunotherapeutics, Inc. (“Brooklyn”) Shareholder:

We are pleased to announce that Computershare Trust Company, N.A. (“Computershare”) has been appointed as the stock transfer agent and registrar for Brooklyn common stock and Series A preferred stock, effective September 14, 2021.

ALREADY HAVE A COMPUTERSHARE ACCOUNT?
If you already have a Computershare account under the same name and taxpayer identification number (“TIN”) as shown on the enclosed statement, your Brooklyn shares will be automatically added to your existing account.

ACCESSING YOUR SHARES
If you are new to Computershare, simply register your account today at the website www.computershare.com/investor.  You will need your account number, which can be found on the enclosed statement. Once registered, you can access your account via Investor Center, which is the web and mobile portal to your portfolio at Computershare.

TAX CERTIFICATION
If you do not have an existing Computershare account that is tax certified, enclosed you will find a W-9 or W-8 BEN tax form.  Please complete the appropriate form and return it to Computershare in the envelope provided.  Please note that if you are a foreign shareholder, you will be required to recertify your TIN using the W-8 BEN tax form.  A quick and easy way to certify your TIN is to visit www.computershare.com/investor.

EXPIRING LOCK-UP RESTRICTIONS
Certain of the outstanding shares of Brooklyn common stock are subject to a lock-up restriction that continues until September 21, 2021.  If you hold  shares represented by a physical certificate that bears a legend with respect to this lock-up restriction, Computershare has been instructed to no longer give effect to that lock-up legend, effective as of September 21, 2021.  If you hold book-entry shares that are subject to this lock-up restriction, Computershare will remove the related electronic lock-up legend automatically, effective as of September 21, 2021.  If your shares are subject to other transfer restrictions, those restrictions will remain effective in accordance with the applicable contractual or regulatory requirements.

OUTSTANDING CHECKS
We encourage you to cash any outstanding checks issued by the previous transfer agent that you have in your possession as soon as practicable, in order to ensure that you will be able to cash any checks previously issued by the previous agent and will not need to contact Computershare for replacement checks.

We appreciate your investment in Brooklyn.

Sincerely,

Sandra Gurrola
Vice President of Finance

EASILY MANAGE:
ACCOUNT DETAILS:
✔   Direct deposit
✔   Buy or sell shares
✔   Transfers
✔   Certify Tax ID
✔   Currency exchange
✔   E-delivery
✔   SMS Text
✔   And much more...

CONTACT:
WEBSITE:
www.computershare.com

PHONE:
1-800-736-3001 (U.S.)
1-781-575-3100 (non-U.S.)

EMAIL:
web.queries@computershare.com

REGULAR MAIL:
Computershare
P.O. Box 505000
Louisville KY 40233-5000

OVERNIGHT:
Computershare
Suite 1600
462 South 4th Street Louisville KY 40233-5000

140 58th Street, Building A, Suite 2100, Brooklyn, New York 11220 | tel: (212) 582-1199 | brooklynitx.com